UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2006

CASEY’S GENERAL STORES, INC.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

0-12788	42-0935283
(Commission File Number)	(IRS Employer Identification No.)

One Convenience Blvd., Ankeny, Iowa	50021
(Address of principal executive Offices)	(Zip Code)

515/965-6100

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 20, 2006, the Board of Directors of Casey’s General Stores, Inc. (the “Company”) elected Robert J. Myers to serve as Chief Executive Officer of the Company, and approved the transition of Ronald M. Lamb, the current CEO, to the executive officer position of Chairman of the Executive Committee. The new officer positions are effective as of June 21, 2006. A copy of the Company’ press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

The Board of Directors also approved several other executive officer promotions and salary and bonus arrangements for the Company’s executive officers and Vice Presidents for the fiscal year ending April 30, 2007. The other executive officer promotions consist of the following:

Terry W. Handley, from Senior Vice President to Chief Operating Officer;

William J. Walljasper, from Vice President and Chief Financial officer to Senior Vice President and Chief Financial Officer; and

Sam J. Billmeyer, from Vice President, Transportation to Senior Vice President of Transportation and Support Operations.

In addition, Robert C. Ford was named Vice President of Operations.

Further information concerning the FY2007 salary and bonus arrangements for the executive officers is described in Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

The exhibits accompanying this report are listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASEY’S GENERAL STORES, INC.

Date: June 22, 2006	By:	/s/ William J. Walljasper
William J. Walljasper Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit	Description

99.1	Press Release of Casey’s General Stores, Inc. dated June 22, 2006

99.2	Description of FY2007 Salary and Bonus Arrangements for Executive Officers